Exhibit 10.134

COMVERSE TECHNOLOGY, INC.

2005 STOCK INCENTIVE COMPENSATION PLAN

DEFERRED STOCK AWARD AGREEMENT

REFERENCE NUMBER: 09-006

SECTION 1. GRANT OF DEFERRED STOCK UNITS.

(a) Award. On the terms and conditions set forth in this Agreement, the Company granted to Shefali Shah (the “Grantee”) a total of 28,000 Deferred Stock Units (the “Granted Units”) on April 22, 2009 (the “Grant Date”). 20,000 Granted Units (the “Time Units”) shall vest in accordance with Section 3(a)(i) and 8,000 Granted Units (the “Performance Units”) shall vest in accordance with Section 3(a)(ii).

(b) Shareholder Rights. The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Units until such time as the Company delivers to the Grantee the shares of Common Stock in settlement of the Granted Units, as described in Section 4(a).

(c) Plan and Defined Terms. This award is granted under and subject to the terms of the 2005 Stock Incentive Compensation Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms used herein and not defined in the Agreement shall have the meaning set forth in the Plan. To the extent any conflict between the terms of this Agreement (other than Section 7 hereof) and the Plan, the terms of the Plan shall control.

(d) Grantee Undertaking. The Grantee agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 2. NO TRANSFER OR ASSIGNMENT OF AWARD.

This Award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that the Grantee shall be permitted to transfer this award, in connection with his or her estate plan, to the Grantee’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Grantee’s former spouse in accordance with a domestic relations order.

SECTION 3. VESTING; TERMINATION OF SERVICE.

(a) Vesting.

(i) This award shall vest with respect to one-third of the Time Units on each of the first, second and third anniversaries of April 6, 2009 or such earlier date as may be determined pursuant to any other subsection of this Section 3 (each, a “Time Units Vesting Date”).

(ii) This award shall vest with respect to one-third of the Performance Units on each of the first, second and third anniversaries of April 6, 2009, subject to the Company’s achievement of the 2009 Performance Metric; provided, that if Company does not achieve the 2009 Performance Metric, the Grantee shall immediately forfeit any and all rights and interest in the Performance Units as of the date the Committee determines the 2009 Performance Metric was not achieved; provided, further, that notwithstanding the forgoing, the Performance Units shall be eligible to vest on such earlier date as may be determined pursuant to any other subsection of this Section 3. Each date upon which Performance Units are eligible to vest under this Section 3(a)(ii), a “Performance Units Vesting Date”.

(b) Termination of Continuous Service. Except as otherwise provided in this Section 3, the unvested portion of the award shall be forfeited as of the date (the “Termination Date”) that the Grantee actually ceases to provide services to the Company or an Affiliate in any capacity of Employee, Director or Consultant (irrespective of whether the Grantee continues to receive severance or any other continuation payments or benefits after such date) for any reason (such cessation of the provision of services by Grantee being referred to as “Service Termination”). A Service Termination shall not occur and Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant.

(c) Certain Termination. In the event of a Service Termination, (i) by the Company without Cause (ii) by the Company by providing a notice of non-renewal, in accordance with Section 2 of the Employment Agreement (iii) by the Grantee for Good Reason, or (iv) resulting from the Grantee’s Disability or death, any unvested portion of the Granted Units shall vest on the Termination Date and the shares of Common Stock to be issued under the vested Granted Units in accordance with Section 4 herein shall be delivered to the Grantee (or in the case of Grantee’s death, Grantee’s estate and/or beneficiaries, as the case may be) on the applicable Vesting Date.

SECTION 4. SETTLEMENT OF GRANTED UNITS.

(a) Settlement Amount. Subject to Section 4(b) hereof, the Company shall deliver to the Grantee on each Time Units Vesting Date and Performance Units Vesting Date a number of shares of Common Stock equal to the aggregate number of Time Units and Performance Units that vest as of such date; provided, however, that no shares of Common Stock will be issued in settlement of this award unless the issuance of shares complies with all relevant provisions of law and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock. Notwithstanding anything to the contrary contained in this Section 4(a), and subject to Section 4(b), the number of shares of Common Stock deliverable to the Grantee shall equal:

(i) if the Grantee has not incurred a Service Termination prior to the first anniversary of the April 6, 2009, the number of shares of Common Stock that vest on the first anniversary of the April 6, 2009 and such shares shall be deliverable to the Grantee on the first date within the “short-term deferral period” (as defined in Treasury Reg. §1.409A-l(b)(4)) (the “Short-Term Deferral Period”) on which there is an Effective Registration in place, but in no event later than March 15, 2011;

(ii) if the Grantee has not incurred a Service Termination prior to the second anniversary of April 6, 2009, the number of shares of Common Stock that vest on the second anniversary of April 6, 2009 and such shares shall be deliverable to the Grantee on the first date within the Short-Term Deferral Period on which there is an Effective Registration in place, but in no event later than March 15, 2012; and

(iii) if the Grantee has not incurred a Service Termination prior to the third anniversary of April 6, 2009, the number of shares of Common Stock that vest on the third anniversary of April 6, 2009 and such shares shall be deliverable to the Grantee on the first date within the Short-Term Deferral Period on which there is an Effective Registration in place, but in no event later than March 15, 2013;

provided, that if the Grantee incurs a Service Termination prior to the delivery of any shares of Common Stock in accordance with this Section 4(a), the Company shall deliver to the Grantee on the Termination Date the number of shares of Common Stock equal to the number of shares of Common Stock that (A) are vested but not yet delivered as of the Termination Date, if any, and (B) vest on the Termination Date in accordance with Section 3 herein, if any.

(b) Withholding Requirements. The Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements in respect of any delivery to the Grantee of shares of Common Stock pursuant to Section 4(a) hereof; provided, that if on the date of any such delivery to the Grantee of shares of Common Stock pursuant to Section 4(a) hereof there is no Effective Registration in place, the Company shall, unless the Grantee elects otherwise and makes arrangements satisfactory to the Company, withhold from the settlement amount a number of shares of Common Stock with an aggregate value sufficient to enable the Company to satisfy its withholding requirements with respect to the settlement of the Granted Units, with the shares of Common Stock valued using the closing price of the Common Stock on the date of delivery of such shares.

SECTION 5. ADJUSTMENT OF GRANTED UNITS.

If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends), any extraordinary dividend, distribution of cash or other assets to Shareholders of the Company, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that will be paid to the Grantee upon settlement of the Granted Units.

SECTION 6. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights, No Future Awards. Nothing in this award or in the Plan shall confer upon the Grantee any right to any future Awards and to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Continuous Service at any time and for any reason, with or without cause.

(b) Award Unfunded. The Granted Units represent an unfunded promise. The Grantee’s rights with respect to the Granted Units are no greater than the rights of a general unsecured creditor of the Company.

(c) Notice. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express (or other similar overnight service) or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d) Entire Agreement. This Agreement, the Plan and the Employment Agreement constitute the entire contract between the parties hereto with regard to the Granted Units. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) Section 409A. The following shall only be applicable if the Grantee is subject to taxation in the United States or the Grantee is otherwise subject to Section 409A:

(i) If any Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit provided by the Company to the Grantee pursuant to this Agreement and in connection with the Grantee’s Service Termination is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Grantee is a specified employee as defined in Section 409A(2)(B)(i) as of the date of such Service Termination, no part of such Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit shall be delivered or paid before the day that is six (6) months plus one (1) day after the date of such Service Termination (the “New Payment Date”). The aggregate of any Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit that otherwise would have been delivered or paid to the Grantee during the period between the date of Service Termination and the New Payment Date shall be delivered or paid to the Grantee in a lump sum on such New Payment Date. Thereafter, any delivery or payments that remain outstanding as of the date immediately following the New Payment Date shall be delivered or paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.

(ii) The parties acknowledge and agree that the interpretation of Section 409A and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, any Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit provided by the Company to the Grantee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A are intended to comply with Section 409A. If however, the Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or any other benefit is deemed to not comply with Section 409A, the Company and the Grantee agree to renegotiate in good faith any such benefit or payment (including, without limitation, as to the timing of any settlement of Granted Units or any payment in lieu thereof) so that either (i) Section 409A will not apply or (ii) compliance with Section 409A will be achieved; provided, however, that any resulting renegotiated terms shall provide to the Grantee the after-tax economic equivalent of what otherwise has been provided to the Grantee pursuant to the terms of this Agreement; provided, further that any deferral of payments or other benefits shall be only for such time period as may be required to comply with Section 409A.

(iii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the delivery of shares of Common Stock under vested Granted Units (or the payment of any amount in lieu thereof) subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “Service Termination” or termination or interruption of “Continuous Service” or like terms shall mean separation from service.

(iv) If under this Agreement, an amount is paid or delivered in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

(v) Anything to the contrary herein or in the Plan or the Employment Agreement notwithstanding, neither the Company or any of its Subsidiaries or Affiliates or any of their respective employees, directors, officers, agents or representatives nor any member of the Committee shall have any liability to a Grantee or otherwise with respect to the failure of the Plan, the Granted Units or the Award Agreement to comply with Section 409A.

(h) Headings. Section and sub-section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

(i) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

SECTION 7. DEFINITIONS.

(a) “Affiliate” shall mean (i) any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board, and (ii) any Subsidiary.

(b) “Agreement” shall mean this Deferred Stock Award Agreement.

(c) “Cause” shall have the meaning ascribed to it in the Employment Agreement.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(e) “Disability” shall have the meaning ascribed to it in the Employment Agreement.

(f) “Effective Registration” shall mean the registration of the shares of Common Stock granted to the Grantee hereunder pursuant to an effective registration statement on Form S-8 or any successor form under the Securities Act of 1933, as amended.

(g) “Employment Agreement” shall mean the employment agreement by and between Comverse Technology, Inc. and the Grantee, dated as of October 17, 2006, as may be amended from time to time.

(h) “Good Reason” shall have the meaning ascribed to it in the Employment Agreement.

(i) “Grant Date” shall have the meaning described in Section 1(a) of this Agreement.

(j) “Granted Units” shall have the meaning described in Section 1(a) of this Agreement.

(k) “Grantee” shall have the meaning described in Section 1(a) of this Agreement.

(l) “Plan” shall have the meaning described in Section 1(c) of this Agreement.

(m) “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof.

(n) “Service Termination” shall have the meaning described in Section 3(b) of this Agreement.

(o) “Termination Date” shall have the meaning described in Section 3(b) of this Agreement.

(p) “Vesting Date” shall have the meaning described in Section 3(a) of this Agreement.

(q) “2009 Performance Metric” shall mean the achievement of consolidated, pro forma operating income margin of at least 2.7% by Comverse, Inc. for fiscal year 2009, as determined by the Committee no later than the first anniversary of the Grant Date.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as set forth below and this Agreement shall be dated as of the latest date set forth below.

GRANTEE:	COMVERSE TECHNOLOGY, INC.

/s/ Shefali Shah	By:	/s/ Lance Miyamoto
	Name:	Lance Miyamoto
Dated: June 28, 2009	Title:	Executive Vice President, Global Head of Human Resources
	Dated:	April 22, 2009